Exhibit 10.1
                          SHARE PURCHASE AGREEMENT


          THIS SHARE PURCHASE AGREEMENT is entered into on the 30th day of June, 1999 between:

     ORESA VENTURES N.V., a company organized and existing under the laws of the Netherlands Antilles, with registered offices at Scharlooweg 81, Curacao, the Netherlands Antilles and CELOX S.A., a company organized existing under the laws of Luxembourg, with registered offices at Avenue Pasteur 3, L-2311 Luxembourg ("Buyers");

     and

     BALTIC INTERNATIONAL USA, INC., a corporation organized and existing under the laws of the state of Texas, USA, with principal offices at 5151 San Felipe, Suite 1661, Houston, Texas 77056, USA ("Seller").

     WHEREAS, AIRO Catering Services, Sweden A.B. is a private limited liability company organized under the laws of Sweden, having a registration number 556535-6028, with an address at Box 216, 19047 Stockholm Arlanda, Sweden (the "Company");

     WHEREAS, the Company has an authorized share capital of 100,000 SEK which is made up of one class and one series of shares divided into 1,000 SEK shares of 100 SEK par value each (the "Shares"), of which 1,000 Shares are currently issued and outstanding;

     WHEREAS, Seller is the registered and beneficial owner of 459 Shares, constituting approximately 45.9% of the issued and outstanding Shares, TOP Flight Catering AB, a company organized and existing under the laws of Sweden ("TOPflight"), is the registered and beneficial owner of 491 Shares, constituting approximately 49.1% of the issued and outstanding Shares and LSG Lufthansa Service Europa/Afrika GmbH, a company organized and existing under the laws of the Federal Republic of Germany ("LSG") is the registered and beneficial owner of 50 Shares, consisting approximately 5.0% of the issued and outstanding Shares;

     WHEREAS, Seller desires to sell, and Buyers desire to purchase, 230 of the Shares (the "Sale Shares") at the price and upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.   DEFINITIONS

     For all purposes of this Purchase Agreement, certain capitalized terms specified in Exhibit A, except as otherwise expressly provided.

2.   SALE AND PURCHASE OF SHARES

     2.1.   Sale and Purchase of Shares

            On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, Seller agrees to sell to Buyers, and Buyers agree to purchase from Seller, the Sale Shares for:

            (i)   cash of US$250,000 (two hundred fifty thousand US dollars);

           (ii) the aggregate of 6,250,000 common shares and 6,250,000 stock warrants of the Seller owned by the Buyers will be transferred to the Seller; and

          (iii) the Buyers will forgive any remaining interest and principal on the US$2,000,000 loan under the Promissory Note dated September 29, 1997 to the Seller; provided, however, that the Buyers (or any of them) will exercise the Option Set forth in Section 3 below (the "Option"). Consequently, this forgiveness will become effective on the date when, and only if, the Shares set forth in Article 3 (the "Option Shares") have been validly and irrevocably transferred to the Buyers under the provisions of Exhibit B. Until this effective date, any remaining interest and principal will be secured by a pledge of the Option Shares in accordance with the Share Pledge Agreement attached hereto as Exhibit D and by any outstanding debts from the Company to the Seller. The Seller agrees to execute such instruments or agreements or other documents as may be required by the Buyers in order to effectively grant to the Buyers the aforementioned security. The Buyers will take no action to collect on the claim for any remaining interest and principal for as long as the Option is outstanding, except for under provisions provided in the Share Pledge Agreement of Exhibit D.

     2.2.   Payment of Purchase Price

            At the Closing, Buyers shall deliver the Purchase Price consisting of cash by wire transfer to a bank account designated by Seller.

3.   OPTION TO PURCHASE REMAINING SHARES

     Seller will provide the Buyers with an option to purchase the remaining 229 Shares for cash of US$1,145,000 (one million one hundred forty five thousand US dollars). This option may not be exercised after September 30, 1999. The option agreement to be issued by the Seller shall be in the form of the Purchase Option Agreement attached hereto as Exhibit B.

4.   REPRESENTATIONS AND WARRANTIES

     Seller and Buyers represent warrant as set forth in the Representations and Warranties attached hereto as Exhibit C.

5.   CLOSING

     5.1.   Closing of Sale and Purchase

            The Closing shall take place upon the execution and delivery of this Agreement on the date hereof.

     5.2.   Deliveries by Seller

            At the Closing, Seller shall deliver to Buyers:

            (i) certificates representing the Sale Shares, if any, with appropriate share transfer forms and such endorsements or other documentation as may be required to transfer title in the Sale Shares to Buyers;

           (ii) a copy of all necessary resolutions adopted by the Board of Directors of Seller authorizing the transactions contemplated by this Purchase Agreement

          (iii) an executed Purchase Option Agreement in the form attached hereto as Exhibit B; and

           (iv) an executed Share Pledge Agreement in the form attached hereto as Exhibit D and certificates representing the Option Shares, if any, (to be deposited with the Buyers under the Share Pledge Agreement) or other documentation as may be required to perfect the pledge of the Option Shares.

     5.3.   Deliveries by Buyers

            At the Closing and subject to Section 5.2, Buyers shall deliver the following to Seller:

            (i)   the Purchase Price in accordance with Section 2.2;

           (ii) certificates representing an aggregate of 6,250,000 shares of the Seller's common stock and agreements representing an aggregate of 6,250,000 of the Seller's stock warrants; and

          (iii) a copy of all necessary resolutions adopted by the respective Board of Directors of Buyers, authorizing the transactions contemplated by this Purchase Agreement.

6.   SURVIVAL OF REPRESENTATIONS; RELEASES; AND REMEDIES

     6.1.   Survival of Representations

            All representations, warranties, covenants, indemnities and other Agreements made by any party to this Purchase Agreement herein or pursuant hereto shall survive the Closing and any investigation, audit or inspection at any time made by or on behalf of any party hereto.

     6.2.   Releases

            6.2.1   Releases by Seller

                    Seller will release the Buyers from any and all claims in connection with the purchase and sale of Seller's common shares and stock warrants and this sale of shares of the Company. Additionally, Seller will release Jonas af Jochnick and Adolf af Jochnick for any and all claims resulting from their past roles as directors of the Seller.

            6.2.2   Releases by Buyers

                  Buyers will release Seller from any and all claims in connection with the purchase and sale of Seller's common shares and stock warrants and in this purchase of the Sale Shares of the Company.

     6.3.   Remedies

            The remedies provided herein shall be cumulative and shall not preclude the assertion by Seller or Buyers of any other rights or the seeking of any other remedies, including specific performance, against the other, or their respective successors or assigns.

7.   MISCELLANEOUS

     7.1.   Additional Actions and Documents

            Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Purchase Agreement.

     7.2.   Expenses

            Except as may otherwise be provided hereunder, each party hereto shall pay its own expenses incident to this Purchase Agreement and the transactions contemplated hereunder.

     7.3.   Assignment

            No party hereto shall assign any of its rights and obligations under this Purchase Agreement, in whole or in party, whether by operation of law of otherwise, without the prior written consent of the other party hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by a party hereto of its respective rights or obligations under this Purchase Agreement release such party from its liabilities and obligations hereunder.

     7.4.   Entire Agreement; Amendment

            This Purchase Agreement, including the Exhibits and other Documents referred to herein or furnished pursuant hereto, constitutes the entire Agreement among the parties hereto with respect to the transactions contemplated herein, and its supersedes all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Purchase Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification or discharge is sought.

     7.5.   Waiver

            No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Purchase Agreement or under any other Documents furnished in connection with or pursuant to this Purchase Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     7.6.   Consent to Jurisdiction

            7.6.1.   Jurisdiction

                     This Purchase Agreement and the duties and obligations of Buyers and Seller hereunder shall be enforceable against Buyers and Seller in the courts of Houston, Texas. For such purpose, Buyers and Seller each hereby irrevocably submits to the non-exclusive jurisdiction of such courts, and agrees that all claims in respect of this Purchase Agreement may be heard and determined in any of such courts.

          7.6.2.   Enforceability

                   Buyers and Seller each hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Purchase Agreement shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     7.7.   Governing Law

            This Purchase Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Houston, Texas (but excluding the choice-of-law rules thereof).

     7.8.   Severability

            If any part of any provision of this Purchase Agreement or any other Agreement or Document given pursuant to or in connection with this Purchase Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Purchase Agreement.

     7.9.   Notices

            All notices demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Purchase Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified post, return receipt requested, postage prepaid, or transmitted by telegram, fax or telex, addressed as follows:

          (i)  If to Buyers:

               Oresa Ventures N.V.               Celox S.A.
               Waterloo Office Park              Waterloo Office Park
               Building O                        Building O
               Dreve de Richelle 161             Dreve de Richelle 161
               1410 Waterloo                     1410 Waterloo
               Belgium                           Belgium

               Fax:  +32 2 357 55 05             Fax:  +32 2 357 55 05

         (ii)  If to Seller:

               Baltic International USA, Inc.
               5151 San Felipe, Suite 1661
               Houston, Texas 77056
               USA

               Fax:  +1 713-961-9298

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, faxed or telexed in the manner described above, or which shall be delivered to a telegraphy company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a fax or telex) the answer back being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     7.10.   Headings

             Article and Section headings contained in this Purchase Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Purchase Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     7.11.   Execution in Counterparts

             To facilitate execution, this Purchase Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Purchase Agreement to produce or account for more than a number of counterparts containing the respective signature of, or on behalf of, all of the parties hereto.

     7.12.   Limitation on Benefits

             The covenants, undertakings and agreements set forth in this Purchase Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, administrators, legal representatives and permitted assigns.

     7.13.   Binding Effect

             Subject to any provisions hereof restricting assignment, this Purchase Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, administrators, legal representatives and permitted assigns.

___________________________________________


     IN WITNESS WHREOF, the parties hereto have caused this Purchase Agreement to be duly executed on their behalf, on the day and year first above written.


ORESA VENTURES N.V.                         CELOX S.A.

By:  /s/ Fredrik Ragmark                    By:  /s/ Joans af Jochnick
     ------------------------------              -------------------------
     Fredrik Ragmark                              Jonas af Jochnick
     Managing Director                              Chairman


BALTIC INTERNATIONAL USA, INC.

By:  /s/ David A. Grossman
       ----------------------------
     David A. Grossman
     President and Chief Financial Officer



                                  EXHIBIT A

                                 DEFINITIONS


"Agreement"              means any concurrence of understanding and intention
                         between two or more persons or entities with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

"Article"                means an Article of this Purchase Agreement.

"Buyers" has the meaning set out in the preamble to this Purchase Agreement.

"Claims" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements.

"Closing"                means the closing of the sale and purchase of the
                         Sale Shares pursuant to this Purchase Agreement.

"Company"                has the meaning set out in the preamble to this
                         Purchase Agreement.

"Documents"              means any paper or other material (including, without
                         limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

"Encumbrance"            means any mortgage, lien, pledge, encumbrance,
                         security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

"Exhibit"                means an exhibit attached to the Purchase Agreement.

"Laws" means all foreign, national and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property;
                         employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection).

"Ordinary Course
of Business"             means ordinary course of business consistent with
                         past practices and prudent business operations.

"Purchase Agreement"     means this Share Purchase Agreement, including,
                         without limitation, all Exhibits hereto.

"Purchase Price"         means the purchase price for the Sale Shares to be
                         sold and purchased pursuant to the Purchase
                         Agreement.

"Representations
and Warranties"          means the representations and warranties attached
                         hereto as Exhibit C. For the avoidance of doubt, the uncapitalized term "representations and warranties" includes, but is not limited to, the Representations and Warranties attached hereto as Exhibit C.

"Sale Shares"            means the Shares to be purchased by Buyers hereunder
                         pursuant to Article 2.

"Section"                means a Section (or a subsection) of this Purchase
                         Agreement.

"Seller" has the meaning set out in the preamble to this Purchase Agreement.

"Shares" has the meaning set out in the preamble to this Purchase Agreement.



                                   EXHIBIT B

                            PURCHASE OPTION AGREEMENT


Baltic International USA, Inc., a Texas corporation (the "Company"), hereby grants to Oresa Ventures N.V., a company organized and existing under the laws of the Dutch Antilles, with registered offices at Scharlooweg 81, Curacao, Netherlands Antilles and Celox S.A., a company organized existing under the laws of Luxenburg, with registered offices at Avenue Pasteur 3, L-2311 Luxembourg (the "Optionees") an option (the "Purchase Option") to purchase 229 shares (the "Shares") of AIRO Catering Services, Sweden A.B., an international business company organized under the laws of Sweden, having a registration number 556535-6028, with an address at Box 216, 19047 Stockholm Arlanda, Sweden ("AIRO"), at the price determined as provided herein.

1. Exercise Price. The exercise price of this Purchase Option is $1,145,000 for 229 Shares of AIRO (the "Exercise Price").

2. Term of Option. This Purchase Option may not be exercised after September 30, 1999 and may be exercised during such term only in accordance with the terms and conditions of this Purchase Option Agreement.

3. Exercise of Option. This Purchase Option shall be exercisable during its term as follows:

     (i) Right of Exercise. This Purchase Option is exercisable at any time during the term of this Purchase Option Agreement to acquire those 229 Shares of AIRO; provided, however, that this Purchase Option may only be exercisable to acquire all 229 Shares.

    (ii) Method of Exercise. This Purchase Option is exercisable by delivery to the attention of the Secretary of the Company, no fewer than three business days before the proposed effective date of exercise, of this Purchase Option Agreement and a written notice, signed by the Optionees (or any of them), specifying the effective date of such exercise. The Optionees may withdraw notice of exercise of this Purchase Option at any time before close of business on the business day preceding the proposed exercise date, and in this instance, the Company will return this Purchase Option Agreement to the Optionees.

   (iii)  Method of Payment.  Payment of the Exercise Price for the
Shares purchased under this Purchase Option shall be delivered, by wire transfer to a bank account designated by Seller immediately after delivery to the Optionees of certificates representing the Sale Shares, if any, with appropriate share transfer forms and such endorsements or other documentation as may be required to transfer title in the Option Shares to Buyers and a copy of all necessary resolutions adopted by the Board of Directors of Seller authorizing the transaction contemplated by this Purchase Agreement.

4. Non-Transferability of Option. This Purchase Option may only be exercised by the Optionees (or any of them). This Purchase Option is not assignable or transferable. The terms of this Purchase Option Agreement shall be binding on the Optionees' successors.

5. Independent Legal and Tax Advice. The Optionees has and will obtain independent legal and tax advice regarding the grant and exercise of this Purchase Option and the disposition of any Shares acquired thereby.

6. Amendment. This Purchase Option Agreement may not be amended, modified or waived except by a written instrument signed by the party against whom enforcement of any such modification, amendment or waiver is sought.

7. Governing Law. This Purchase Option Agreement shall be governed by and shall be construed and enforced in accordance with the corporate laws of the State of Texas as they apply to a Texas corporation and the laws of the State of Texas.

8. Supersedes Prior Agreements. This Purchase Option Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Optionees regarding the grant of a Purchase Option on the Shares. All other option agreements relating to the grant by the Company of a Purchase Option on the Shares on such date shall be null, void and of not further force and effect.

DATE OF GRANT:  June 30, 1999


                                  BY:  /s/ David A. Grossman
                                      -------------------------------
                                       David A. Grossman
                                       President and Chief Financial Officer




                                   EXHIBIT C

                         REPRESENTATIONS AND WARRANTIES


1.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyers as set forth below.

     1.1.   Title to Sale Shares

            Seller is the lawful owner of the Sale Shares. Since the date of the issuance of the Sale Shares to Seller, there has been no event, or action taken (or failure to take action) by or against Seller, which has resulted or might result in the creation of any Encumbrance on the Sale Shares. Seller has good, valid and marketable title to the Sale Shares, free and clear of all Encumbrances, with full right and lawful authority to sell and transfer the shares to Buyers pursuant to this Purchase Agreement.

     1.2.   Transfer of Title

            Upon Buyers' payment for the Sale Shares pursuant to the terms of this Purchase Agreement, Buyers will acquire good, valid and marketable title thereto, free and clear of all Encumbrances.

     1.3.   Authorization

            The execution, delivery and performance by Seller of this Purchase Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by its board of directors (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or violate any provision of, the memorandum or articles of association of Seller or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which Seller is a party or by which Seller is bound. No other corporate action is necessary for Seller to enter into this Purchase Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

     1.4.   Binding Obligation

            This Purchase Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms; and each Document to be executed by Seller pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Seller, enforceable in accordance with its terms.


2.   REPRESENTATIONS AND WARRANTIES OF BUYERS

     Buyers hereby represent and warrant to Seller as follows:

     2.1.   Authorization

            The execution, delivery and performance by Buyers of this Purchase Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by Buyers of the transactions contemplated hereby and thereby have been duly authorized by their respective board of directors (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or violate any provision of, the memorandum or articles of association of Buyers or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which Buyers are a party or by which Buyers are bound. No other corporate action is necessary for Buyers to enter into this Purchase Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

     2.2.   Binding Obligation

            This Purchase Agreement constitutes a valid and binding obligation of Buyers, enforceable in accordance with its terms. Each Document to be executed by Buyers pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Buyers, enforceable in accordance with its terms.



                                   EXHIBIT D


                            SHARE PLEDGE AGREEMENT



This share Pledge Agreement is made on June 30, 1999 between:

BALTIC INTERNATIONAL USA, INC., a Texas Corporation, having its principal office and place of business in Houston, Texas (the "Pledgor")

and

ORESA Ventures N.V. established at Scharlooweg, 81, Curacao, the Netherlands Antilles (the "Pledgee")


                                  WITNESSETH

WHEREAS, the Pledgee as a Lender has entered into a USD 2,000,000 Promissory Note Agreement with the Pledgor, dated September 29, 1997 (the "Credit Agreement");

WHEREAS, the Pledgee as a Secured Party entered into a Security Agreement with the Pledgor, dated October 2, 1997 (the "Security Agreement");

WHEREAS, under the Credit Agreement and the Security Agreement, the Pledgor granted to the Pledgee a security interest in all present and future capital stock or other equity issued by AIRO Catering Services Limited, a British Virgin Islands company, to the Pledgor ("AIRO Shares") and agreed to execute such instruments or execute such additional security agreements or other documents as may be required by the Pledgee in order to effectively grant to the Pledgee the security interest in the AIRO Shares;

WHEREAS, in connection with the reorganization of the AIRO group, the AIRO Shares have been exchanged for the shares in AIRO Catering Services, Sweden AB, a private limited liability company organized under the laws of the Kingdom of Sweden ("AIRO");

WHEREAS, on the date hereof the Pledgor, on the one hand, and the Pledgee and Celox S.A., a company organized an existing under the laws of Luxembourg, on the other hand, entered into a Share Purchase Agreement, dated June 30, 1999, with respect to 230 shares in AIRO (the "Share Purchase Agreement") and a Purchase Option Agreement, dated June 30, 1999, with respect to 229 shares in AIRO (the "Purchase Option Agreement");

WHEREAS, the Pledgor and Pledgee desire to protect the rights of the Pledgee under Article 3 of Share Purchase Agreement;

WHEREAS, the Pledgor desires to execute this Agreement and deposit with the Pledgee 229 shares in AIRO covered by the Purchase Option Agreement to satisfy the security interest granted to the Pledgee under Section 2.1 (iii) of the Share Purchase Agreement and to secure the Pledgee's rights under the Purchase Option Agreement;

NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with Pledgee as follows:

1.   SECURITY

This agreement is for the benefit of the Pledgee, to secure the payment due of the principal of and interest under the Credit Agreement and/or the exercise of the Pledgee's rights and the performance of obligations by the Pledgor under any other agreement between the Pledgee and the Pledgor and any of its/their affiliates, including without limitation the Share Purchase Agreement dated June 30, 1999 and the Purchase Option Agreement dated
June 30, 1999 (the "Credit Documents"), the performance of all other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Pledgor, now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any of the Credit Documents and the due performance and compliance with the terms of the Credit Agreement or the Credit Documents by the Pledgor (all such principal, interest, obligations and liabilities, collectively, the "Secured Obligations").

2.   DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

"Stock" shall mean 229 (two hundred twenty nine) shares in AIRO representing 22.9% of the issued and outstanding capital stock of AIRO held by the Pledgor.

All stock pledged hereunder is hereinafter called the "Pledged Stock", and the Pledged Stock, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, is hereinafter called the "Collateral".

"Event of Default" shall mean any and all, at any time and for any reason, whether within or beyond the control of the Pledgor, of the following events:

(i) the Pledgor fails to perform any Secured Obligation on the due date thereof;

(ii) the Pledgor does not perform or comply with any of the other obligations resulting for it from this Agreement and, in respect of any such default which in the opinion of the Pledgee is capable of remedy, fails to remedy same within seven days after notice of that default has been given to it by the Pledgee; or

(iii) the Pledgor fails to pay on its due date any amount due pursuant to obligations incurred otherwise than as a result of the Credit Agreement, the Credit Documents and this Agreement, as principal debtor, co-debtor, surety, guarantor or otherwise except to the extent that the Pledgor proves to the satisfaction of the Pledgee, at its first request, that such failure does not affect the solvency of the Pledgor or the Pledgor's capability of performing and complying promptly with all its obligations hereunder; or

(iv) one or more financial institutions having extended one or more credit facilities to the Pledgor or to any person guaranteed by it become(s) entitled to declare a default (whether or not such default is declared) or require(s) early repayment of any sums due thereunder prior to their normal maturity as a result of a default or event of default, however described; or

(v) the Pledgor becomes insolvent or admits in writing its inability to pay its debts as they mature or applies for, consents to, or acquiesces in the appointment of a trustee or receiver for itself or any of its property; or, in the absence of such application, consent, or acquiescence, a trustee or receiver is appointed for the Pledgor or for a substantial part of its property; or any bankruptcy, reorganization, debt arrangement, concordat or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is instituted against it; or the Pledgor ceases all or a substantial part of its activities; or any event or circumstance having consequences similar to those described in this sub-clause, arises or occurs; or

(vi) any consent, license or authority required to make this Agreement, legal, valid, binding, enforceable and admissible in evidence or required to enable the Pledgor to perform its Secured Obligations hereunder is withdrawn or ceases to be in full force and effect or at any time it becomes unlawful for the Pledgor to perform any or all of its Secured Obligations hereunder; or

(vii) there is a substantial change in the shareholding or control of the Pledgor and such change, in the reasonable opinion of the Pledgee, affects the Pledgor's capability to perform its Secured Obligations; or

(viii) there is a material adverse change in the financial or economic situation of the Pledgor.

"Encumbrance" shall mean any mortgage, charge, pledge, lien, hypothecation, assignment, security interest, title retention or other encumbrance securing any right or conferring a priority of payment in respect of any obligation of any entity.

3.   PLEDGE OF STOCK, ETC.

3.1     Pledge

        To secure the Secured Obligations and for the purposes set forth in
        Section 1, the Pledgor: (i) hereby grants to the Pledgee a security interest in all of the Collateral; (ii) hereby pledges and deposits as security with the Pledgee (except as otherwise permitted below) the Stock owned by the Pledgor or such other instruments of transfer as are acceptable to the Pledgee; and (iii) hereby assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of the Pledgor's right, title and interest in and to such Stock (and in and to the certificates or instruments evidencing such Stock), to be held by the Pledgee upon the terms and conditions set forth in this Agreement.

3.2     Subsequently Acquired Stock

        If the Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Stock at any time or from time to time after the date hereof, the Pledgor will forthwith pledge and deposit such Stock as security with the Pledgee and deliver to the Pledgee certificates therefor accompanied by stock powers duly executed in blank by the Pledgor or such other instruments of transfer as are acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by the person(s) authorized to sign on behalf of the Pledgor describing such Stock and certifying that the same has been duly pledged with the Pledgee hereunder.

3.3     Uncertificated Stock

        Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2, if any Stock (whether now owned or hereafter acquired) is evidenced by an uncertificated security, the Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law. The Pledgor further agrees to take such actions as the Pledgee deems necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel satisfactory to the Pledgee with respect to any such pledge of uncertificated Stock promptly upon request of the Pledgee.

4.   APPOINTMENT OF SUB-AGENTS, ENDORSEMENTS, ETC.

The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Stock, which may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favour of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5.   VOTING, ETC., WHILE NO EVENT OF DEFAULT

Unless and until an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to vote any and all Pledged Stock and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement or any other Credit Document or any other instrument or agreement referred to herein or therein, or which would have the effect of impairing the position or interests of the Pledgee. All such rights of the Pledgor to vote and to give consents, waivers or ratifications shall cease in case an Event of Default shall occur and be continuing, and
Section 7 shall become applicable.

6.   DIVIDENDS AND OTHER DISTRIBUTIONS

Unless and until an Event of Default shall have occurred and be continuing, all cash dividends payable in respect of the Pledged Stock shall be paid to the Pledgor, provided that all cash dividends payable in respect of the Pledged Stock which are determined by the Pledgee, in its absolute discretion, to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid to the Pledgee and retained by it as part of the Collateral. The Pledgee shall also be entitled to receive directly, and to retain as part of the Collateral:
(a) All other or additional stock or securities or property (other than cash) paid or distributed by way of dividend in respect of the Pledged Stock;

(b) All other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(c) All other or additional stock or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganisation.

7.   REMEDIES IN CASE OF EVENT OF DEFAULT

In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all the rights, powers and remedies vested in it (whether vested in it by this Agreement, the Credit Agreement or any other Credit Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

(a) To receive all amounts payable in respect of the Collateral or otherwise payable under Section 6 to the Pledgor;

(b) To transfer all or any part of the Pledged Stock into the Pledgee's name or the name of its nominee or nominees;

(c) To vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so); and

(d) At any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' notice of the time and place of any such sale shall be given to the Pledgor. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. The Pledgee shall not be liable for failure to collect or realise upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

8.   APPLICATION OF PROCEEEDS

All moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of all costs and expenses incurred by the Pledgee in connection with such sale, the delivery of the Collateral or the collection of any such moneys (including, without limitation, attorneys' fees and expenses), and the balance of such moneys shall be held by the Pledgee and applied by it to satisfy the Secured Obligations under the Credit Agreement and the Credit Documents.

9.   PURCHASE OF COLLATERAL

Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

10.   INDEMNITY

10.1    Indemnity

(a) The Pledgor agrees to indemnify, reimburse and hold the Pledgee and its respective officers, directors, employees, representatives and agents (hereinafter in this Section 10.1 referred to individually as "Indemnitee" and collectively as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgements, suits, costs, expenses, or disbursements (including reasonable attorneys' fees and expenses)(for the purposes of this section 10.1 the forgoing are collectively called "Expenses") of whatsoever kind or nature which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement , the Credit Agreement or any other Credit Document or the documents executed in connection herewith and therewith or in any other way connected with the administration of the transactions contemplated hereby and thereby or the enforcement of any of the terms of or the preservation of any rights under any thereof, or in any way arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return, or other disposition or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or for property damage) or any contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 10.1 (a) for expenses to the extent caused by the gross negligence or wilful misconduct of such Indemnitee. The Pledgor agrees that upon written notice by any Indemnitee of any assertion that could give rise to an Expense, the Pledgor shall assume full responsibility for the defence thereof.
        Each Indemnitee agrees to use its best efforts to promptly notify the Pledgor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 10.1 (a), the Pledgor agrees to pay, or reimburse the Pledgee any and all fees, costs and expenses whatever kind or nature incurred in connection with the creation, preservation or protection of the security interest in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Encumbrances upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral sub-agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of Section 10.1 (a) or (b), the Pledgor agrees to pay, indemnify and hold each Indemnitee harmless from and against any expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Pledgor in this Agreement, the Credit Agreement or any of the Credit Documents or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement, the Credit Agreement or any of the Credit Documents.

(d)     If and to the extent that the obligations of the Pledgor under this
        Section 10.1 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

10.2    Indemnity Obligations Secured by Collateral; Survival

        Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations Secured by the Collateral. The indemnity obligations of the Pledgor contained in this Article 10 shall continue in full force and effect notwithstanding the full payment of all the Advances issued under the Credit Agreement and all of the other Obligations and notwithstanding the discharge thereof.

11.   FURTHER ASSURANCES

The Pledgor agrees that it will join with the Pledgee in executing and, at its own expense, file and re-file statements and other documents as the Pledgee may deem necessary or desirable and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorise the Pledgee to file such statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm to the Pledgee its rights, powers and remedies hereunder.

12.   THE PLEDGEE AS AGENT

The Pledgee will hold in accordance with this Agreement and the Credit Documents all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and of the Credit Agreement.

13.   TRANSFER BY THE PLEDGOR

The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or create, incur, assume or suffer to exist any Encumbrance on any portion of the Collateral (except the Encumbrance created by this Agreement).

14.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR

The Pledgor represents and warrants that:

(i) It is the legal, record and beneficial owner of, and has good and marketable title to, the Stock described in Section 2 hereof, subject to no Encumbrance (except the Encumbrance created by this Agreement);

(ii) It has full power, authority and legal right to Pledge all such Stock pursuant to this Agreement;

(iii) All the shares of such Stock have been duly and validly issued, are fully paid and nonassessable;

(iv) This Agreement creates, as security for the Secured Obligations, a valid and enforceable perfected Encumbrance on all of the Collateral, in favor of the Pledgee for the benefit of the Pledgee, subject to no Encumbrance in favor of any other Person;

(v) No consent, filing, recording or registration is required to perfect the Encumbrance purported to be created by this Agreement; and

(vi) Each of the representations and warranties contained in the Credit Agreement and the Credit Documents is true and correct.

The Pledgor covenants and agrees that it will defend the Pledgee's right, title and Encumbrance in and to the Collateral against the claims and demands of any third parties; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder.

15.   PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC.

The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

(i) Any renewal, extension, amendment or modification of, or addition or supplement to or deletion from this Agreement, the Credit Agreement or any of the Credit Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(ii) Any waiver, consent, extension, indulgence, or other action or inaction under or in respect of any such instrument or agreement or this Agreement or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement, the Credit Agreement or any Credit Document;

(iii) Any furnishing of any additional security to the Pledgee or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by the Pledgee; or

(iv) Any invalidity, irregularity or unenforceability of all or part of the Secured Obligations or of any security therefor.

16.   REGISTRATION, ETC.

16.1 If an Event of Default shall have occurred and be continuing and the Pledgor shall have received from the Pledgee a written request or requests that the Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, the Pledgor as soon as practicable and at its expense will use all its best efforts to cause such registration to be effected (and be kept effective) and will use all its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, provided that the Pledgee shall furnish to the Pledgor such information regarding the Pledgee as the Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars, or other documents incident thereto as the Pledgee from time to time may reasonably request and will indemnify the Pledgee and all others participating in the distribution of such Pledged Stock against all losses, liabilities, claims or damages caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Pledgee expressly for use therein.

16.2 If at any time when the Pledgee shall determine to exercise its right to sell all or part of the Pledged Stock pursuant to Section 7, such Pledged Stock or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Stock or part thereof by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration, provided that at least 10 days' notice of the time and place of any such sale shall be given to the Pledgor. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Stock or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale and
        (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account , for investment, and not with a view to the distribution or sale of such Pledged Stock or any part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Stock at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realised if the sale were deferred until after registration as aforesaid.

17.   TERMINATION; RELEASE

This Agreement shall terminate when all secured obligations have been paid in full or when the Pledgee exercises his option under Article 3 of the Share Purchase Agreement, whichever date is earlier, and the Pledgee, at the request of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder.

18.   NOTICES, ETC.

All notices and other communications hereunder shall be made by facsimile or otherwise in writing. Each communication or document to be delivered to any party under this Agreement shall be sent to that party at the facsimile number or address, and marked for the attention of the person (if any), from time to time designated by that party to the other for the purpose of this Agreement. The initial facsimile number, address and person (if any) so designated are set out below:

BALTIC INTERNATIONAL USA, INC.
ATTN: Mr. Robert Knauss
5151 San Felipe, Suite 1661
Houston, TX 77056
Facsimile No +1 713 961 9298

Oresa Ventures N.V.
ATTN: Mr. Fredrik Ragmark
C/O Oriflame, Waterloo Office Park
Building 0, Dreve Richelle 161
B-1410 Waterloo, Belgium
Facsimile No +32 2 357 55 05

Any communication under this Agreement shall be irrevocable and shall be deemed to have been received by the entity to whom it is sent (if sent by facsimile) on the next Business Day if confirmed by hand-delivered or registered mail dispatched on the same Business Day or (in any other case) when left at the address required by this sub-section or 3 Business Days after being put in the post (by airmail if to another country) postage prepaid and addressed to it at that address.

MISCELLANEOUS

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Pledgor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Pledgee. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. If any term or provision of this Agreement or part thereof shall to any extent be or become invalid or unenforceable, then (i) the remaining terms and provisions of this Agreement shall be unimpaired and shall remain in full force and effect and (ii) the invalid term or provision shall be replaced by a term or provision that is valid, enforceable and that comes closest to the intention of such invalid or unenforceable term or provision. This Agreement shall be construed in accordance with and governed by the law of the State of New York. All disputes arising or related to this Agreement shall finally and exclusively be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect from time to time the arbitration proceedings commences; except that
(i) laws of the State of New York and the Federal Arbitration Act shall govern construction and effect, (ii) the place of arbitration shall be New York, and (iii) the arbitrator shall with the award provide written findings of fact and conclusions of law. Any party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the selection of the arbitrator and the arbitrator's determination of the merits of the controversy. The exercise of such arbitration rights by any party shall not preclude the exercise of any self-help remedies or the exercise of any non-judicial foreclosure rights. An arbitration award may be entered in any court having jurisdiction. The headings of the several sections and subsections in this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute the same instrument.
___________________________


IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement or be executed by their duly elected officers duly authorized as of the date first above written.


                              BALTIC INTERNATIONAL USA, INC.
                              As Pledgor

                              By:     /s/ David A. Grossman
                                    ----------------------------------------
                              Title:   President and Chief Financial Officer


                              ORESA VENTURES N.V.,
                              As Pledgee


                              By:     /s/ Fredrik Ragmark
                                    ----------------------------------------
                              Title:     Managing Director